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Exhibit 99.1

FOR IMMEDIATE RELEASE	October 27, 2003
Investor Contact: John Cygul (805) 557-6789	Media Contact: Ken Ferber (805) 557-6794

WELLPOINT REPORTS 2003 THIRD QUARTER EARNINGS
OF $1.63 PER DILUTED SHARE

        THOUSAND OAKS, Calif.—WellPoint Health Networks Inc. (NYSE:WLP) today announced that net income for the quarter ended September 30, 2003 was $246.2 million which includes after-tax realized gains of $1.0 million, or $1.63 per diluted share. Net income for the third quarter of 2002 was $176.0 million, or $1.15 per diluted share, excluding net realized investment gains of $0.20 per share and an extraordinary gain of $0.03 per share, both of which were discussed in the Company's third quarter 2002 earnings press release. Including the investment and extraordinary gains, net income for the third quarter of 2002 was $211.3 million, or $1.38 per diluted share.

        Medical membership was 14.0 million at the end of the third quarter of 2003 compared with 13.1 million at the end of the third quarter last year. The year-over-year increase in membership was the result of the acquisition in September 2003 of Cobalt Corporation and strong sales in WellPoint's key geographies, primarily California and Georgia.

        Specialty membership was 45 million at September 30, 2003, compared with 47 million at the end of the third quarter last year. The year-over-year decline in membership was driven by the loss of a large, discount card account in WellPoint's pharmacy benefit management company, partially offset by specialty membership resulting from two acquisitions—Golden West Dental & Vision in June 2003 and Cobalt Corporation in September 2003.

        Highlights from the third quarter of 2003 include:

  •
  Revenues exceeded $5.0 billion, up 12 percent from the third quarter of 2002

  •
  Operating cash flow of $368.3 million exceeded net income

  •
  WellPoint completed its acquisition of Cobalt Corporation, adding more than 675,000 medical members on September 24, 2003

        "Our commitment to offering a broad portfolio of innovative, choice-based products has resulted in another strong quarter for WellPoint," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "We also continue to emphasize operational control and pricing discipline in meeting the needs of our customers. We are also very pleased to add Cobalt to the WellPoint family of companies. During the third quarter of 2003, Cobalt earned $16.7 million, excluding costs of approximately $5.4 million related to the merger, which exceeded our prior expectations. We continue to believe that the Cobalt merger will add value for our Company and customers."

        "WellPoint's commitment to business fundamentals has resulted in another quarter where earnings exceeded expectations, operating cash flow exceeded net income, and our balance sheet position remained strong," said David C. Colby, WellPoint's chief financial officer. "Since the Cobalt acquisition closed near the end of September, WellPoint's financial results do not include any net income impact from the merger. Our September 30, 2003 balance sheet and membership data do incorporate the Cobalt transaction. As a result of our third quarter performance, we are increasing our earnings per diluted share guidance for 2003 to $6.00 and 2004 to $6.90 to $7.00."

        A live web cast of WellPoint's earnings conference call, which is scheduled to begin at 8:00 a.m. Eastern time on Monday, October 27, 2003, can be accessed on the Internet at www.wellpoint.com. The conference call can be accessed by dialing 800-289-0494 (International: 913-981-5520.) A pass code is not required. Investors, analysts and the general public are invited to listen to the conference call free over the Internet by visiting the Company's website at www.wellpoint.com and clicking first on "Investor Info" and then on "Upcoming Events." A replay of the call will be available after 10:30 a.m.

Eastern time on October 27, 2003, until the end of the day on November 10, 2003 by dialing 888-203-1112 (International: 719-457-0820), pass code 727923. Information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules will be available at least 10 minutes prior to the start of the call on the Company's website by clicking first on "Investor Info" and then on "Supplementary Financial Info."

        WellPoint serves the health care needs of more than 14 million medical members and more than 44 million specialty members nationwide through Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri, Blue Cross & Blue Shield United of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the Web at www.wellpoint.com. Blue Cross of California, Blue Cross and Blue Shield of Georgia, Blue Cross and Blue Shield of Missouri and Blue Cross & Blue Shield United of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

        Cautionary Statement: Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired business, general business conditions, competition among managed care companies, rising health care costs, trends in medical care ratios, health care reform, and regulatory issues. Additional risk factors are listed from time to time in WellPoint's various SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2002.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

        This press release may be deemed to be solicitation material in respect of the proposed merger of Anthem, Inc. and WellPoint Health Networks Inc. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. STOCKHOLDERS OF WELLPOINT ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to stockholders of WellPoint. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, from Anthem Investor Relations at 120 Monument Circle, Indianapolis, IN 46204-4903, or from WellPoint Investor Relations at 1 WellPoint Way, Thousand Oaks, CA 91362. (more)

PARTICIPANTS IN SOLICITATION

        Anthem, WellPoint and their directors and executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Anthem's Current Report on Form 8-K, to be filed with the SEC on October 27, 2003, will contain information regarding Anthem's participants and their interests in the solicitation. Information concerning WellPoint's participants is set forth in the proxy statement, dated March 31, 2003, for WellPoint's 2003 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of Anthem's and WellPoint's participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

# # #

Medical Membership (a)(b)(c)(d)

	September 30,
			Percent Change	Increase/ (Decrease)	June 30, 2003 (f)
	2003 (e)	2002 (f)
California
Large Group	4,782,677	4,596,329	4.1%	186,348	4,788,890
Individual and Small Group	1,613,065	1,597,480	1.0%	15,585	1,626,412
Senior	250,760	241,420	3.9%	9,340	248,127

Total California	6,646,502	6,435,229	3.3%	211,273	6,663,429

Georgia
Large Group	1,620,886	1,603,943	1.1%	16,943	1,642,594
Individual and Small Group	480,572	409,580	17.3%	70,992	466,909
Senior	69,205	69,819	-0.9%	(614)	69,154

Total Georgia	2,170,663	2,083,342	4.2%	87,321	2,178,657

Central Region (g)
Missouri
Large Group	1,244,375	1,247,436	-0.2%	(3,061)	1,259,211
Individual and Small Group	242,888	228,245	6.4%	14,643	240,480
Senior	41,080	42,634	-3.6%	(1,554)	41,239

Total Missouri	1,528,343	1,518,315	0.7%	10,028	1,540,930

Illinois
Large Group	608,459	624,339	-2.5%	(15,880)	596,577
Individual and Small Group	119,298	122,337	-2.5%	(3,039)	115,330
Senior	12,936	12,584	2.8%	352	12,401

Total Illinois	740,693	759,260	-2.4%	(18,567)	724,308

Texas
Large Group	288,259	361,279	-20.2%	(73,020)	287,875
Individual and Small Group	199,994	192,124	4.1%	7,870	194,829
Senior	4,733	519	811.9%	4,214	2,710

Total Texas	492,986	553,922	-11.0%	(60,936)	485,414

Other States
Large Group	1,729,667	1,562,150	10.7%	167,517	1,632,267
Individual and Small Group	103,226	94,609	9.1%	8,617	100,653
Senior	29,536	23,123	27.7%	6,413	26,056

Total Other States	1,862,429	1,679,882	10.9%	182,547	1,758,976

Wisconsin
Large Group	429,806	20,841	N/A	408,965	24,998
Individual and Small Group	108,194	934	N/A	107,260	925
Senior	53,048	66	N/A	52,982	161

Total Wisconsin	591,048	21,841	N/A	569,207	26,084

Total Medical Membership	14,032,664	13,051,791	7.5%	980,873	13,377,798

	September 30,
			Percent Change	Increase/ (Decrease)	June 30, 2003 (f)
	2003 (e)	2002 (f)
ASO Membership (h)
California	1,614,235	1,465,397	10.2%	148,838	1,581,804
Georgia	831,464	868,493	-4.3%	(37,029)	860,378
Central Region	2,705,333	2,665,045	1.5%	40,288	2,623,083
Wisconsin	165,249	13,304	N/A	151,945	17,073

Total ASO Membership	5,316,281	5,012,239	6.1%	304,042	5,082,338

Risk Membership
California	5,032,267	4,969,832	1.3%	62,435	5,081,625
Georgia	1,339,199	1,214,849	10.2%	124,350	1,318,279
Central Region	1,919,118	1,846,334	3.9%	72,784	1,886,545
Wisconsin	425,799	8,537	N/A	417,262	9,011

Total Risk Membership	8,716,383	8,039,552	8.4%	676,831	8,295,460

Total Medical Membership	14,032,664	13,051,791	7.5%	980,873	13,377,798

State-Sponsored Programs (i)

	September 30,
			Percent Change	Increase/ (Decrease)	June 30, 2003
	2003	2002
Medi-Cal/Medicaid
California	839,674	811,455	3.5%	28,219	836,788
Virginia	46,336	36,039	28.6%	10,297	44,187
Puerto Rico	265,614	288,951	-8.1%	(23,337)	269,918
Other	101,567	68,889	47.4%	32,678	98,008

Total	1,253,191	1,205,334	4.0%	47,857	1,248,901
Healthy Families	271,095	244,467	10.9%	26,628	271,316
MRMIP / AIM / IHRP	12,094	17,910	-32.5%	(5,816)	18,396
California Kids	16,373	19,300	-15.2%	(2,927)	20,122

Total	1,552,753	1,487,011	4.4%	65,742	1,558,735

(a)
Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.

(b)
Classification between states for employer groups is determined by the zip code of the subscriber.

(c)
Medical membership includes management services and network services members, which are primarily included in the Large Group for each respective state.

(d)
Senior membership includes members covered under both Medicare risk and Medicare supplement products.

(e)
Medical membership as of September 30, 2003 includes 675,048 medical members from the Cobalt acquisition.

(f)
Membership numbers as of September 30, 2002 and June 30, 2003 have been reclassified to reflect the zip code of the subscriber of HealthLink's commercial insurer accounts. These members were previously included in the commercial insurers' state of domicile. As of September 30, 2002, Missouri and Illinois members would have been higher by 107,940 and 22,999, respectively, while California, Georgia, Texas and Other States would have been lower by 1,341, 299, 8,635 and 120,664, respectively. As of June 30, 2003, Missouri and Illinois members would have been higher by 14,079 and 25,631, respectively while Georgia, Texas and Other States would have been lower by 514, 5,870 and 33,326, respectively.

(g)
Central Region—Large Group membership includes network access services members, primarily from HealthLink, of 1,395,231, 1,463,119 and 1,385,823 as of September 30, 2003, September 30, 2002 and June 30, 2003, respectively.

(h)
ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.

(i)
Medi-Cal (the California Medicaid program) membership is included in California—Large Group. Medicaid membership for Virginia, Puerto Rico and Other are included in Other States—Large Group. Healthy Families, MRMIP (Major Risk Medical Insurance Program) /AIM (Access for Infants and Mothers) / IHRP(Interim High Risk Program) and California Kids membership is included in California—Large Group.

Specialty Membership

	September 30,
			Percent Change	Increase/ (Decrease)	June 30, 2003
	2003 (A)	2002
Pharmacy Benefits Management	30,634,905	33,591,088	-8.8%	(2,956,183)	35,980,533
Dental	3,249,312	2,704,041	20.2%	545,271	2,880,224
Life	3,039,852	2,488,062	22.2%	551,790	2,810,903
Disability	609,587	515,865	18.2%	93,722	499,970
Behavioral Health	7,206,763	7,310,429	-1.4%	(103,666)	7,262,131

(A)
Specialty membership as of September 30, 2003 includes 724,782 specialty members from the Cobalt acquisition.

Consolidated Income Statements
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002(A)
	(In thousands, except earnings per share)
Revenues:
Premium revenue	$4,763,859	$4,183,949	$13,967,018	$11,907,702
Management services and other revenue	219,695	213,407	667,332	605,675
Investment income	65,455	117,769	195,807	243,831

	5,049,009	4,515,125	14,830,157	12,757,208
Operating Expenses:
Health care services and other benefits	3,792,105	3,420,328	11,279,272	9,684,935
Selling expense	200,562	175,612	593,796	498,802
General and administrative expense	624,258	539,950	1,791,927	1,620,625

	4,616,925	4,135,890	13,664,995	11,804,362

Operating Income	432,084	379,235	1,165,162	952,846
Interest expense(B)	12,645	20,232	38,108	55,786
Other expense, net	9,074	15,072	20,724	39,973

Income before Provision for Income Taxes and Extraordinary Item	410,365	343,931	1,106,330	857,087
Provision for income taxes	164,146	137,583	442,589	342,934

Income before Extraordinary Item	246,219	206,348	663,741	514,153
Extraordinary Item:
Gain from negative goodwill on acquisition	—	4,908	—	8,950

Net Income	$246,219	$211,256	$663,741	$523,103

Earnings Per Share
Income before Extraordinary Item	$1.68	$1.42	$4.55	$3.59
Extraordinary gain from negative goodwill on acquisition	—	0.03	—	0.06

Net Income	$1.68	$1.45	$4.55	$3.65

Earnings Per Share Assuming Full Dilution
Income before Extraordinary Item	$1.63	$1.35	$4.42	$3.42
Extraordinary gain from negative goodwill on acquisition	—	0.03	—	0.06

Net Income	$1.63	$1.38	$4.42	$3.48

Weighted Average Number of Shares Outstanding	146,626	145,523	145,987	143,178

Weighted Average Number of Shares Outstanding Including Common Stock Equivalents	150,845	152,764	150,084	150,421

(A)
Results of operations for the nine months ended September 30, 2002 includes RightCHOICE operating results from February 1, 2002 to September 30, 2002. WellPoint acquired RightCHOICE on January 31, 2002.

(B)
In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002" ("SFAS No. 145"). With the rescission of FASB Statement No. 4, gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30. In applying the provisions of APB Opinion No. 30, WellPoint had determined that the extinguishment of debt under its Zero Coupon Convertible Subordinated Debentures did not meet the requirements of unusual or infrequent and therefore would not be included as an extraordinary item with the rescission of FASB Statement No. 4. For the quarter ended September 30, 2002, WellPoint reclassified an extraordinary loss of $4.2 million, which includes a tax benefit of $1.7 million, to interest expense. For the nine months ended September 30, 2002, WellPoint reclassified an extraordinary loss of $6.3 million, which includes a tax benefit of $2.5 million, to interest expense.

Condensed Consolidated Balance Sheets

	September 30, 2003	December 31, 2002 (a)
	(In thousands)
	(Unaudited)
ASSETS
Current Assets:
Cash and Investments	$7,734,021	$6,638,503
Receivables, net	1,494,378	1,223,232
Other current assets	625,014	518,956

Total Current Assets	9,853,413	8,380,691
Property and equipment, net	418,002	346,351
Goodwill and intangible assets, net (b)	3,145,009	2,429,232
Long-term investments, at market value	160,720	134,274
Other non-current assets	296,135	180,083

Total Assets	$13,873,279	$11,470,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Medical claims payable	$2,753,718	$2,422,331
Reserves for future policy benefits	72,914	68,907
Unearned premiums	606,917	495,508
Accounts payable and accrued expenses	1,280,534	1,144,662
Experience rated and other refunds	263,899	251,743
Income taxes payable	151,136	140,881
Security trades pending payable	110,933	428,851
Other current liabilities	1,336,416	798,966

Total Current Liabilities	6,576,467	5,751,849
Reserves for future policy benefits, non-current	272,074	214,328
Long-term debt	1,287,445	1,011,578
Other non-current Liabilities	705,982	516,179

Total Liabilities	8,841,968	7,493,934
Total Stockholders' Equity	5,031,311	3,976,697

Total Liabilities and Stockholders' Equity	$13,873,279	$11,470,631

Days in Medical Claims Payable (c) (d)

2003			2002
September 30	June 30	March 31	December 31
66.8	60.8	60.7	63.2

(a)
Certain amounts for the year ended December 31, 2002 have been reclassified to conform to the current period presentation.

(b)
September 30, 2003 balance includes goodwill and other intangibles related to the Cobalt acquisition of $711.3 million.

(c)
Days in medical claims payable is a calculation of medical claims payable at the end of the period divided by average health care services and other benefits expense per calendar day for such period.

(d)
Excluding Cobalt's medical claims payable of $244.2 million, days in medical claims payable would have been 60.9 for the quarter ended September 30, 2003.

Medical Claims Payable Rollforward
(Unaudited)

	Nine Months Ended September 30,
	2003	2002	2001
	(In thousands)
Medical claims payable as of January 1	$2,422,331	$1,934,620	$1,566,569
Medical claims reserves from businesses acquired during the period	244,414	176,177	258,375
Health care claim expenses incurred during period:
Related to current year	11,454,547	9,855,058	6,866,978
Related to prior years	(398,507)	(391,380)	(265,367)

Total Incurred	11,056,040	9,463,678	6,601,611
Health care services payments during period:
Related to current year	9,394,778	8,096,931	5,652,258
Related to prior years	1,574,289	1,143,757	961,387

Total Payments	10,969,067	9,240,688	6,613,645

Medical claims payable as of September 30	$2,753,718	$2,333,787	$1,812,910

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  Exhibit 99.1